As filed with the Securities and Exchange Commission on February 25, 2013

Registration No. 333–174753

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-10

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

NEXEN INC.

(Exact name of Registrant as specified in its charter)

Canada (Province or other jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number)	98-6000202 (I.R.S. Employer Identification No., if applicable)

801-7th Avenue S.W.
Calgary, Alberta,
Canada, T2P 3P7
(403) 699-4000

(Address and telephone number of Registrant’s principal executive offices)

Nexen Petroleum U.S.A. Inc.

945 Bunker Hill Road, Suite 1400
Houston, Texas, 77024
(832) 714-5000

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Alan O’Brien Nexen Inc. 801 — 7th Avenue S.W. Calgary, Albert, Canada T2P 3P7 (403) 699-4000	Jeff Bakker Blake, Cassels & Graydon LLP 3500, 855 — 2nd Street S.W. Calgary, Alberta, Canada T2P 4J8 (403) 260-9682	Andrew J. Foley Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, N.Y. 10019-6064 (212) 373-3000

Approximate date of commencement of proposed sale to the public: Not applicable.

Province of Alberta, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.         ☒   upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.         ☐    at some future date (check the appropriate box below):

1.       ☐    pursuant to Rule 467(b) on (      ) at (      ) (designate a time not sooner than 7 calendar days after filing).

2.       ☐    pursuant to Rule 467(b) on (      ) at (     ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (   ).

3.       ☐    pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.       ☐    after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.   ☐

DEREGISTRATION OF SECURITIES

The Registrant filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-10 (Registration No. 333—174753) (as amended, the “Registration Statement”), for the sale of securities including common shares, preferred shares, debt securities, subscription receipts, warrants and units (collectively the “Securities”).

This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister all of the Securities formerly issuable and registered under the Registration Statement and not otherwise sold by the Registrant as of the date that this Post-Effective Amendment No. 1 is filed.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on the 25th day of February, 2013.

NEXEN INC.

By:	/s/ Kevin J. Reinhart
	Name:	Kevin J. Reinhart
	Title:	Interim President and Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on February 25, 2013.

Signature	Capacity

/s/ Kevin J. Reinhart	Interim President and Chief Executive Officer and Director (Principal Executive Officer)
Kevin J. Reinhart

/s/ Una M. Power	Interim Chief Financial Officer and Senior Vice President, Corporate Planning and Business Development (Principal Financial Officer)
Una M. Power

*	Controller and Vice President Insurance (Principal Accounting Officer)
Brendon T. Muller

*	Director
William B. Berry

*	Director
Robert G. Bertram

/s/ Thomas W. Ebbern	Director
Thomas W. Ebbern

*	Director
S. Barry Jackson

*	Director
Kevin J. Jenkins

Signature	Capacity

*	Director
A. Anne Mclellan

*	Director
Eric P. Newell

*	Director
Thomas C. O’Neill

*	Director
Francis M. Saville

*	Director
John M. Willson

*	Director
Victor J. Zaleschuk

*By:	/s/ Kevin J. Reinhart
Kevin J. Reinhart
Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Post-Effective Amendment No. 1 to the Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on February 25, 2013.

NEXEN PETROLEUM U.S.A. INC.

By:	/s/ J. Michael Backus
	Name:	J. Michael Backus
	Title:	Assistant Treasurer